Exhibit 10.1


                          EXCLUSIVE REFERRAL AGREEMENT

         THIS EXCLUSIVE REFERRAL AGREEMENT (this "Agreement") is made effective December 5, 2006, by and between DENTAL PATIENT CARE AMERICA, INC., a Utah corporation ("DPCA"); DENTAL COOPERATIVE, INC., a Utah corporation ("COOP"); DENTAL PRACTICE TRANSITION, INC., a Utah corporation ("DPT"), and STILLWATER NATIONAL BANK AND TRUST COMPANY (the "Bank").

                                   WITNESSETH:

         WHEREAS, DPCA, through its subsidiaries, is in the business of providing services to dentists and the dental industry;

         WHEREAS, DPCA is developing a new line of business to be operated through COOP, DPT or another subsidiary of DPCA that involves (a) the funding of the acquisition and operation of dental practices of retiring dentists or dentists that are relocating and (b) facilitating loans to the DPCA's affiliate dental practices;

         WHEREAS, DPCA, COOP, and DPT require funding necessary to enable DPCA to acquire the business and operations of dental practices from time to time;

         WHEREAS, DPCA, COOP, and DPT desire to offer the Bank the first right to provide loans to Subscribers (as defined below) and to provide funding to DPCA for the purpose of, among other things, enabling DPCA to acquire the business and operations of dental practices from time to time;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DPCA, COOP, DPT, and the Bank mutually covenant and agree as follows.

1.       Definitions.

         1.1. Affiliate. The term "Affiliate" means any person or entity directly or indirectly controlling or controlled by or under common control with another person or entity; provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or by contract or otherwise.

         1.2. COOP. The term "COOP" means Dental Cooperative, Inc., a Utah corporation.

         1.3. DPCA. The term "DPCA" means Dental Patient Care America, Inc., a Utah corporation, and its successors.

         1.4. DPCA Group. The term "DPCA Group" means, individually and collectively, DPCA, COOP, DPT, all existing and future Subsidiaries of DPCA, and all existing and future Affiliates of any of the foregoing.

         1.5. Purchase Agreement. The term "Purchase Agreement" means each Affiliate Member Practice Purchase Agreement, between one or more members of the DPCA Group and a Subscriber, together with all substantially similar agreements and all amendments, modifications and replacements thereof, and any other agreement or arrangement, whether written or oral, by which a member of the DPCA Group provides services, agrees to purchase the Subscriber's dental practice, or refers, endorses, or otherwise promotes a lender's services to or for the benefit of a Subscriber.

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         1.6.     Referral Period. The period beginning on the date of this
                  Agreement and ending on the fifth anniversary of this Agreement.

         1.7. Subscriber. The term "Subscriber" means each dental practice or dental practitioner to whom a member of the DPCA Group provides services, including without limitation, each dental practice that is a party to a Purchase Agreement.

         1.8. Subscriber Loans. The term "Subscriber Loans" means each loan to a Subscriber pursuant to a Purchase Agreement.

         1.9. Subsidiary and Subsidiaries. The term "Subsidiary" or "Subsidiaries" means each present or future partnership, limited partnership, limited liability company, corporation or other entity of which DPCA owns, directly or indirectly, more than 50% of the voting interests or voting stock.

         1.10. Third Party Financing. The term "Third Party Financing" means any loan, financing, or other extension of credit to any member of the DPCA Group by a bank, savings and loan, or other financial institution or any other third party, except (a) credit card financing arrangements, purchase money equipment financings, and other ordinary course of business financings in the aggregate principal amount not to exceed $100,000, and
                  (b) loans and equity or debt financings by Heartland Dental Care, Inc.

2.       Exclusive Referral.

         2.1. Subscriber Loans. Each member of the DPCA Group grants to the Bank the exclusive right of first refusal during the Referral Period to act as the lender for each Subscriber Loan. The Bank's right of first refusal will be exercised in accordance with the provisions of paragraph 3 of this Agreement. During the Referral Period, each member of the DPCA Group will exclusively recommend, refer, endorse and otherwise promote the Bank as the lender for all Subscriber Loans under each Purchase Agreement, except as expressly provided in paragraph
                  3.4 of this Agreement.

         2.2. Failure to Refer. If the DPCA Group fails to comply with its obligations under paragraph 2.1 of this Agreement with respect to a particular Subscriber, and the Subscriber enters into a Subscriber Loan with a lender other than the Bank, then the DPCA Group, jointly and severally, will pay the Damages Payment (as defined below) to the Bank on or before the earlier of (a) 10 days following such failure or (b) receipt by DPCA of written demand by the Bank.

         2.3. Damages Payment. The Damages Payment is the amount equal to the greater of (a) the product of the maximum principal amount of the applicable Subscriber Loan, times 2% or (b) $10,000. The DPCA Group and the Bank agree that if the DPCA Group fails to comply with its obligations under paragraph 2.1 of this Agreement, and the Subscriber enters into a Subscriber Loan with a lender other than the Bank, the Damages Payment will constitute liquidated damages for the Bank's loss of the opportunity to undertake the Subscriber Loan, to recover loan origination expenses, and to realize profits over the balance of the Subscriber Loan, the actual amount of which loss would be impracticable or extremely difficult to calculate, and will not be construed as a penalty.

         2.4. Audit Rights. Each member of the DPCA Group irrevocably authorizes the Bank to inspect personally, or through the Bank's designated agents or representatives, the books of account and all other records of the DPCA Group for the purpose of determining the DPCA Group's compliance with paragraphs 2.1 and 2.2 of this Agreement. DPCA will, and will cause each member of the DPCA Group to, maintain at its principal executive office a permanent, accurate set of books and records of all Subscribers, Subscriber Loans, Purchase Agreements, and such other records as reasonably necessary to enable the Bank to conduct an effective audit. The Bank's right to audit pursuant to this paragraph 2.4 may be exercised during regular business hours at such time and from time to time as determined in the Bank's sole discretion upon at least 24 hours notice to DPCA. As long as the DPCA Group is not in breach of any of the terms of this Agreement, the Bank may not

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                  conduct more than two audits each calendar year. Each audit will be conducted at the Bank's expense, provided that DPCA will pay the Bank's expenses for each audit that discloses the breach by a member of the DPCA Group of its obligations under paragraphs 2.1 and 2.2 of this Agreement.

3. Referral Procedure. In connection with the negotiation and performance of each Purchase Agreement and at each other time a Subscriber requests or otherwise indicates an interest in or desire for a Subscriber Loan, the DPCA Group or applicable member of the DPCA Group and the Bank will take the following actions.

         3.1. Notice to Bank. The DPCA Group will promptly deliver to the Bank written notice stating the name of the Subscriber and the proposed loan amount.

         3.2. Due Diligence Delivery. The DPCA Group will collect the Due Diligence Materials (as defined below) from the Subscriber and other parties and deliver the Due Diligence Materials to the representative of the Bank designated in writing to DPCA. The "Due Diligence Materials" means the financial statements and other information of the Subscriber and, if applicable, the equity owners of the Subscriber, that is listed in Schedule "1" to this Agreement, as such Schedule may be amended by the Bank from time to time. The Due Diligence Materials will not be deemed to have been delivered to the Bank until all items comprising the Due Diligence Materials (other than items the receipt of which is waived in writing by the Bank) have been received by the Bank. In order to facilitate administrative efficiencies, the DPCA Group will submit the Due Diligence Materials only at such times as the aggregate principal amount of all proposed Subscriber Loans for which such Due Diligence Materials were collected equal at least $2,500,000.

         3.3. General Lending Standards. Subject to the Due Diligence Materials being satisfactory to the Bank, in the Bank's sole discretion, and such internal approvals as may be required by the Bank, the Bank agrees to undertake each Subscriber Loan on the terms and conditions set forth in Schedule "2" to this Agreement, as such Schedule may be amended by the Bank from time to time, with the consent of DPCA.

         3.4. Acceptance Period. For 30 days after the receipt of the Due Diligence Materials (the "Acceptance Period"), the Bank will have the preemptive right to undertake the Subscriber Loan. The Bank's acceptance or refusal to undertake the Subscriber Loan will be made by written notice to the Subscriber, with a copy to DPCA. If the Bank delivers a notice of refusal or fails to provide notice of acceptance within the Acceptance Period, then the DPCA Group may refer the Subscriber to a lender other than the Bank for purposes of facilitating the Subscriber Loan that was the subject of the Due Diligence Materials. Each subsequent Subscriber Loan for the particular Subscriber will be subject to the Bank's right of first refusal and the procedures set forth in paragraphs 2 and 3 of this Agreement, respectively.

         3.5. Bank's Discretion. Notwithstanding any provision of this Agreement, the Bank is not obligated to commit to provide a Subscriber Loan or to provide any financial or other services to any Subscriber. The DPCA Group acknowledges and agrees that the decision whether to undertake a Subscriber Loan or to otherwise loan funds, extend credit, or make any financial accommodation to or for the benefit of any Subscriber is in the sole discretion of the Bank.

4. First Refusal. Each member of the DPCA Group grants to the Bank the exclusive right of first refusal during the Referral Period to act as the lender for each member of the DPCA Group with respect to any Third Party Financing. In connection with each proposed Third Party Financing, the DPCA Group or applicable member of the DPCA Group and the Bank will take the following actions.

         4.1. Notice to Bank. The DPCA Group will promptly deliver to the Bank written notice describing the desired Third Party Financing, the proposed use of funds, and all other material information necessary fully apprise the Bank of the need, purpose, and anticipated source of repayment of the Third Party Financing.

         4.2. DPCA Information. The DPCA Group will provide such due diligence information and materials as requested by the Bank in connection with its consideration whether to undertake the Third Party Financing (the "DPCA Information"). The DPCA

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                  Information will not be deemed to have been delivered to the
                  Bank until all items comprising the DPCA Information have been received by the Bank.

         4.3. Commitment Period. For 30 days after the receipt of the DPCA Information (the "Commitment Period"), the Bank will have the preemptive right to undertake the Third Party Financing on such terms and conditions as determined by the Bank in the Bank's sole discretion. The Bank's acceptance or refusal to undertake the Third Party Financing will be made by written notice to DPCA. If (a) the Bank delivers a notice of refusal or fails to provide notice of acceptance within the Commitment Period, or (b) DPCA declines to accept the terms and conditions of the Third Party Financing offered by the Bank, then the DPCA Group may offer the opportunity to provide the Third Party Financing to a lender other than the Bank. Notwithstanding the foregoing sentence, if the Bank offers to provide the Third Party Financing, but DPCA declines to accept the terms and conditions of such offer, then DPCA may not undertake the Third Party Financing with a lender other than the Bank on terms substantially similar to those offered by the Bank for a period of six months following the date DPCA declines the Bank's offer to provide that particular Third Party Financing. Each subsequent Third Party Financing will be subject to the Bank's right of first refusal and the procedures set forth in this paragraph 4 of this Agreement.

         4.4. Bank's Discretion. Notwithstanding any provision of this Agreement, the Bank is not obligated to commit to provide any Third Party Financing or to provide any financial or other services to DPCA or any member of the DPCA Group. The DPCA Group acknowledges and agrees that the decision whether to undertake any Third Party Financing or to otherwise loan funds, extend credit, or make any financial accommodation to or for the benefit of DPCA or any member of the DPCA Group is in the sole discretion of the Bank.

5.       Miscellaneous Provisions.

         5.1.     Time. Time is the essence of each provision of this Agreement.

         5.2. No Assignment. This Agreement is not assignable without the prior written consent of the other party. Any attempt to assign any of the rights, duties, or obligations of this Agreement without such consent is void.

         5.3. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.4. No Waiver. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall not be construed as nor constitute a continuing waiver of such breach or of breaches of the same or other provisions of this Agreement.

         1.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of the Loan Documents will be in writing and will be deemed to have been given when delivered personally or by telefacsimile, receipt confirmed, to the party designated to receive such notice or on the date following the day sent by overnight courier or on the third
                  (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

                  DPCA, COOP,
                  DPT and the
                  DPCA Group:    2150 South 1300 East, Suite 500
                                 Salt Lake City, Utah  84106
                                 Attn: President

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                    The Bank:   Stillwater National Bank and Trust Company
                                6301 Waterford Boulevard, Suite 101
                                Oklahoma City, Oklahoma 73118
                                Attn: Hal Fudge, President - Healthcare Lending

         5.5. Construction. Nothing in the Loan Documents is intended to constitute the Bank as a joint venturer with DPCA or any member of the DPCA Group or to create a partnership. Except for the terms defined in paragraph 1 of this Agreement, the descriptive headings contained in this Agreement are for convenience in reference and are not intended to be used in the construction of the content of this Agreement.

         5.6. Force Majeure. Neither party shall be in default if its failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's reasonable control; provided, however, that in order to avail itself of the excuse from performance under this Section, the party seeking such excuse shall demonstrate diligence in attempting to remedy any such supervening conditions.

         5.7. Binding Effect. This Agreement will be binding on DPCA, COOP, DPT, each member of the DPCA Group, and their respective successors and permitted assigns and will inure to the benefit of the Bank and the Bank's successors and assigns.

         5.8. Entire Agreement. The parties hereto acknowledge that this Agreement are the complete and exclusive statement of agreement and supersedes all prior understandings and other communications between the parties relating hereto. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and that is signed by both parties.

         5.9. Governing Law. This Agreement is to be construed according to the internal laws of the State of Oklahoma. All actions with respect to this Agreement may be instituted in the courts of the State of Oklahoma sitting in Oklahoma County, Oklahoma or the United States District Court sitting in Oklahoma County, Oklahoma, as the Bank might elect from time to time, and by the execution and delivery of this Agreement, DPCA, COOP, and DPT irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection DPCA, COOP, and DPT might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

         5.10. Fees and Expenses. As a material condition to the obligations of the Bank under this Agreement, DPCA, COOP and DPT, jointly and severally, agree to pay within 30 days from the date of this Agreement all out of pocket fees and expenses, including attorney fees and expenses, incurred by the Bank in connection with the negotiation, preparation and completion of this Agreement and the form of draft loan documents to be provided to prospective Subscribers

         5.11. Counterparts. This Agreement may be executed in counterparts and, when so executed, each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below.

                           DENTAL PATIENT CARE AMERICA, INC., a Utah corporation


                           By:  /s/ Marlon R. Berrett
                               ----------------------------------------
                               Marlon R. Berrett, President


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                           DENTAL COOPERATIVE, INC., a Utah corporation


                           By: /s/ Marlon R. Berrett
                               ----------------------------------------
                               Marlon R. Berrett, President


                           DENTAL PRACTICE TRANSITION, INC., a Utah corporation

                           By: /s/ Marlon R. Berrett
                               ----------------------------------------
                               Marlon R. Berrett, President



                           STILLWATER NATIONAL BANK AND TRUST COMPANY

                           By:  /s/ Hal Fudge
                               ----------------------------------------
                               Hal Fudge, President - Healthcare Lending


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